EXHIBIT 32

SECTION 1350 CERTIFICATIONS

        The undersigned hereby certify that the Quarterly Report on Form 10-Q of Medis Technologies Ltd. (the “Registrant”) for the quarter ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: November 9, 2004

/s/ Robert K. Lifton

Robert K. Lifton
Chairman and Chief Executive Officer

/s/ Israel Fisher

Israel Fisher
Senior Vice President-Finance and
Chief Financial Officer